Exhibit 10.2
                  EXECUTIVE EMPLOYMENT AGREEMENT


     This Agreement is made and entered into this 9th day of September, 1997 (the "Effective Date") by and between Petro Union, Inc., a Colorado corporation ("Employer"), and Richard D. Wedel ("Executive").

     1. Employment. Employer hereby employs Executive and Executive hereby accepts such employment, subject to the terms and conditions of this Agreement. Executive shall serve in the capacity of Vice Chairman and Chief Operating Officer of Employer reporting solely to the Board of Directors and shall perform such functions as the Board of Directors of Employer shall reasonably determine from time to time, provided however that Executive's duties shall be consistent with the foregoing capacity and with the training, talent and ability of Executive.

     2. Time Dedicated. Executive shall devote the time and attention reasonable to run a drilling company and shall at all times perform all of his obligations hereunder to the best of his ability, experience and talent.

     3. Term and Termination. The term of this Agreement shall commence on the Effective Date and shall continue uninterrupted for a period of five years thereafter unless sooner terminated or extended by mutual agreement. Executive's employment hereunder may be terminated as follows:

          (a) Death. In the event the Executive dies prior to the expiration of this Agreement, the Company shall pay to the beneficiary of the Executive an amount equal to the Executive's total compensation for 270 days (the "Severance Period"), such amount payable in a lump sum to the designated beneficiary hereunder within sixty (60) days of the Executive's Death. In addition, the Company shall pay to the beneficiary of the Executive, in a lump sum within sixty (60) days of the end of the Company's fiscal year, an amount (to the extent such amount is positive number) equal to the value of all Company stock and stock options, as of the date of the Executive's death, in accordance with the terms of any benefits to which the Executive would be entitled in any plan in which he is a participant. The Executive's beneficiary shall be designated in the manner provided in such benefit program.

          (b) Disability. If the Board of Directors of the Company determines, in the reasonable exercise of its discretion, that the Executive, through physical or mental illness or disability, whether or not connected to his employment hereunder, has become incapacitated and is unable for a period of six months during any continuous period of twelve (12) months, to discharge the duties and responsibilities of his employment hereunder, the Board of Directors of the Company shall have the right by written notice to the Executive to place him on a disability status. In such event, the Company shall pay to the Executive (or to his beneficiary if the Executive is no longer alive) his Base Salary and all benefits for the Severance Period as defined herein.

          (c) Cause. The Company may terminate the Executive's employment for "Cause". For purposes of this Agreement, "Cause" means:

              (i) an act or acts of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company;

              (ii) repeated failure to perform the duties assigned to the Executive under Section 1 of this Agreement which are demonstrably willful and deliberate on the Executive's part and which are not remedied in a reasonable period of time after receipt of written notice from the Company;

              (iii) the conviction of the Executive of a felony; or

              (iv)failure to perform duties and meet goals mutually agreed upon by the Executive and the Board of Directors to the reasonable satisfaction of the Board of Directors.

          (d) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" means any of the following:

              (i)the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

              (ii) any failure by the Company to comply with any of the provisions of Sections 7, 8 and 9 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

              (iii) the Company's requiring the Executive to be based at any office or location other than Evansville, Indiana except for travel reasonably required in the performance of the Executive's responsibilities;

              (iv)any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

              (v) any failure by the Company to comply with and satisfy the successor obligations of this Agreement.

     For purposes of this section, any good faith determination of "Good Reason" made by the Executive shall be conclusive.

          (e) Notice of Termination. Any termination by the Company for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice). The failure by the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder.

     4.   Obligations of the Company upon Termination.

          (a) Death. If the Executive's employment is terminated by reason of the Executive's death, this Agreement shall not terminate without fulfillment of the obligations to the Executive's legal representatives under this Agreement, including those obligations that would have been accrued or earned by the Executive hereunder through the date of the Severance Period, including any compensation previously deferred by the Executive (together with any accrued interest thereon) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company and any other amounts or benefits owing to or accrued or vested for the account of the Executive under the then applicable employee benefit plans or policies of the Company (such amounts are hereinafter referred to as "Accrued Obligations"). All such Accrued Obligations shall be paid to the Executive in a lump sum in immediately available federal funds within thirty (30) days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Executive's family shall be entitled to receive benefits at least equal to the most favorable benefits provided by the Company to surviving families of executives of the Company under such plans, programs and policies relating to family death benefits, if any, in accordance with the most favorable policies of the Company in effect, or, if more favorable to the Executive and/or the Executive's family, as if effect on the date of the Executive's death with respect to other key executives and their families.

          (b) Disability. If the Executive's employment is terminated by reason of the Executive's Disability, this Agreement shall terminate without further obligations to the Executive, other than those compensation and benefit obligations accrued or to be earned by the Executive hereunder through the date of the Severance Period. All such Accrued Obligations shall be paid to the Executive in a lump sum in immediately available federal funds within thirty (30) days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Executive shall be entitled after the Disability Effective Date to receive disability and other benefits at least equal to the most favorable of those provided by the Company to disabled employees and/or other families accordance with such plans, programs and policies relating to disability, if any, in accordance with the most favorable policies of the Company in effect at any time during the ninety (90) day period immediately preceding the Disability Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other key executives and their families.

          (c) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive the Highest Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Executive (together with accrued interest thereon). If the Executive terminates employment other than for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than those obligations accrued or earned by the Executive through the Date of Termination, including for this purpose, all Accrued Obligations.

          (d) Good Reason; Other than for Cause or Disability of Death. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, Disability, or death or the Executive shall terminate his employment for Good Reason:

              (i) the Company shall pay to the executive in a lump sum in immediately available federal funds within thirty (30) days after the Date of Termination the aggregate of the following amounts:

               A. to the extent not theretofore paid, the Executive's Base Salary through the date of the Severance Period; and

               B. the Executive's base salary for the balance of the term of this Agreement if the Date of Termination is within the first three (3) years of the Employment Agreement. The Base Salary rate shall be the rate in effect at the Date of Termination.

               C. the Annual Bonus paid to the Executive for the last full fiscal year during the Employment Period; and

               D. in the case of compensation previously deferred by the Executive, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Company; and

               E. all other amounts accrued and earned by the Executive through the Severance Period and amounts otherwise owing under the then existing plans and policies at the Company; and

               F. Executive or his legal representative shall be entitled to receive a lump sum distribution on any and all Company stock and/or Company stock options, and for remainder of the Severance Period, or such longer period as any plan, program or policy may provide, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs and policies described in this Agreement if the Executive's employment had not been terminated, including health insurance and life insurance, in accordance with the most favorable plans, programs or policies of the Company, or , if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives and their families and for purposes of eligibility for retiree benefits pursuant to such plans, programs and policies, the Executive shall be considered to have remained employed until the end of the Severance Period and to have retired on the last day of such period.

     5. Non-exclusivity of Rights.Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company (including company stock and stock options) at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.

     6. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of outcome thereof) by the Company of others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to any Section of this Agreement), plus in each case interest at the applicable Federal rate provided for in Section 7872 (f) (2) of the Code.

     7. Salary and Bonus. In consideration for his services, Employer shall pay Executive a salary at the rate of $90,000 per annum. Such salary shall be reviewed and increased not less than 15% annually in the good faith sole discretion of the Board of Directors based upon Employer's and Executive's performance during the prior year. Executive's salary hereunder shall be payable in bi-monthly installments or on such other payment schedule as is used to pay senior executives of Employer. Additionally, Executive shall receive an assignment of 2% overriding royalty of all oil and gas production received by the Employer.

     8. Stock Grants. Upon the Effective Date, Executive shall be issued 30,000 shares of the Employer's Common Stock, no par value per share. These shares shall be fully vested and non-forfeitable three years from the date of their issuance.

     9.   Executive Benefits.

          (a) Annual Bonus. In addition to Base Salary, the Executive shall be awarded, for each fiscal year during the Employment Period, an annual bonus (an "Annual Bonus") (either pursuant to the incentive compensation plan of the Company or otherwise) in cash at least equal to the average bonus received by the executive officers of the Company in respect of the fiscal year for which the bonus is awarded.

          (b) Stock Option, Incentive, Savings and Retirement Plans. In addition to Base Salary and Annual Bonus payable as hereinabove provided, the Executive shall be entitled to participate during the Employment Period in all stock option plans, incentive, savings and retirement plans and programs applicable to other key executives of the Company and its affiliates (including Company's employee benefit plans, in each case comparable to those in effect or as subsequently amended). Such plans and programs, in the aggregate, shall provide the Executive with compensation, benefits and reward opportunities at least as favorable as the most favorable of such compensation, benefits and reward opportunities provided by the Company for the Executive under such plans and programs.

          (c) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, shall receive benefits under the welfare benefit plans provided by the Company and its affiliates (including, without limitation, medical, prescription, dental, disability, salary continuance, executive life, group life, accidental death and travel accident insurance plans and programs.)

          (d) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for reasonable expenses incurred by the Executive in accordance with the most favorable policies and procedures of the Company and its affiliates.

          (e) Fringe Benefits. During the Employment Period the Executive shall be entitle to fringe benefits, including payment of an automobile allowance of $350.00 per month for payment of related expenses.

          (f) Office and Support Staff. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to the other executive officers of the Company.

          (g) Vacation. Upon the Effective Date, Executive is entitled to three weeks of paid vacation per year. Paid vacation shall increased by one week per year of service up to a maximum of seven weeks. Vacation time may be accrued up to a maximum of six weeks or 240 hours. Once vacation accrual meets this maximum, vacation accruals will cease until the vacation balance falls below the maximum.

     10. Corporate Opportunity. For the purpose of determining the Executive's responsibility for presenting corporate opportunities to the Board of Directors, the business in which the Employer is engaged shall be defined as the horizontal oil and gas well drilling service business. The Executive shall be permitted on his own time to engage in other businesses and can be rewarded for presenting opportunities to the Board of Directors of the Employer outside of the current corporate opportunities which are approved by and acted upon by the Employer.

     11. Confidentiality and Proprietary Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

     12. Board Membership. Executive shall be appointed to the Board of Directors of Employer and shall subsequently be included for re-election on management's proposed election slate, with such Board membership to terminate when Executive's employment with Employer is terminated.

     13. Arbitration. Any controversy or claim arising out of or relating to any provision of this Agreement or the breach thereof, shall be settled by binding arbitration in accordance with the rules then in effect of the American Arbitration Association, to the extent consistent with the laws of the State of New York. The award may include an award of costs and attorneys' fees for the prevailing party. It is agreed that any party to any award rendered in any such arbitration proceedings may seek a judgment upon the award and that judgment may be entered thereon by any court having jurisdiction.

     14.  Miscellaneous.

          (a) Entire Agreement. This Agreement contains the complete agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements or understandings, written or oral. No waiver under this Agreement shall be valid unless it is in writing and duly executed by the party to be charged therewith. This Agreement may be amended at any time, provided that such amendment is in writing and is signed by each of the parties hereto.

          (b) Binding Effect. This Agreement may not be assigned by Executive. Subject to that limitation, this Agreement shall be binding upon and shall inure to the benefit of Executive, his heirs and personal representatives, and shall be binding upon and shall inure to the benefit of Employer, its successors and assigns.

          (c) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


EXECUTIVE:                                EMPLOYER:

                                          PETRO UNION, INC.


/s/ Richard D. Wedel                      By:  /s/ Randeep Grewal
Richard D. Wedel                          Title:  Chairman